EXHIBIT 23




                   CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33784) of Stone Container Corporation of our report dated June 14, 1996 appearing on page 1 of the Annual Report of the Stone Container Corporation Deferred Income Savings Plan on Form 11-K for the year ended December 31, 1995.





PRICE WATERHOUSE



Chicago, Illinois
June 27, 1996